UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 30, 2008
QUIPP, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	0-14870	59-2306191

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 NW 157th Street, Miami, Florida	33014

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-623-8700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On June 2, 2008, the shareholders of Quipp, Inc. (“Quipp”), voting at a special meeting, approved the merger of Quipp with and into a wholly-owned subsidiary of Illinois Tool Works Inc. (“ITW”), with Quipp remaining as the surviving corporation. The merger was effective on June 2, 2008, and as a result of the merger, Quipp became a wholly-owned subsidiary of ITW and the common shares of Quipp ceased trading on the Nasdaq Capital Market.
     In a press release issued May 30, 2008, Quipp announced the final determination of the per share merger consideration to be paid to its shareholders by ITW as a result of the merger. The full text of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press Release dated May 30, 2008 of Quipp, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIPP, INC. (Registrant)
Dated: June 5, 2008	By:	/s/ Michael S. Kady
Michael S. Kady
President